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                                **PRESS RELEASE**


Contact:
Edmund T. Leonard
Chairman of the Board and Chief Financial Officer
(410) 547-1088


               BAY-VANGUARD FEDERAL SAVINGS BANK AGREES TO BUY THE PASADENA, MARYLAND BRANCH OFFICE OF GREATER ATLANTIC BANK

            Baltimore, Maryland; April 12, 2007. BV Financial, Inc. (the "Company") (OTCBB: BVFL.OB) announced that its wholly owned subsidiary, Bay-Vanguard Federal Savings Bank ("Bay-Vanguard") has entered into a definitive agreement with Greater Atlantic Bank ("GAB") for Bay-Vanguard to purchase GAB's branch office located in Pasadena, Maryland. This branch purchase is a condition to the proposed merger of Greater Atlantic Financial Corp. ("GAFC") (Pink
Sheets: "GAFC.PK"), the holding company for GAB, with Summit Financial Group, Inc. ("Summit") (Nasdaq Capital Market: "SMMF") where GAFC will merge with and into Summit.

         Bay-Vanguard will buy GAB's leased branch office located at 8070 Ritchie Highway, Pasadena, Maryland. Under the agreement, Bay-Vanguard will pay an 8.5% premium on the balance of deposits assumed at closing. At March 31, 2007, the deposits at the Pasadena branch office on which the deposit premium would apply totaled approximately $50.9 million. Bay-Vanguard will also purchase the branch office's fixed assets but will not acquire any loans as part of the transaction. Edmund T. Leonard, Chairman of the Board and Chief Financial Officer of Bay-Vanguard said of the purchase, "The acquisition of the Pasadena Branch Office will allow us to increase our presence in Anne Arundel County, an emerging market for us. Following completion of this transaction, we will have five branches: two in Baltimore City (Federal Hill and Locust Point), one in Baltimore County (Edgemere) and two in Anne Arundel County (Arundel Mills and Pasadena)." The purchase is expected to be completed during the third quarter of 2007, subject to regulatory approval. With the completion of the branch purchase, the Company will have approximately $180 million in assets.

         Luse Gorman Pomerenk & Schick, P.C. served as legal counsel to Bay-Vanguard and Muldoon Murphy & Aguggia LLP served as legal counsel to GAFC. Sandler O'Neill & Partners, L.P acted as financial advisor to GAFC.

ABOUT THE COMPANIES

         BV Financial, Inc. is the parent company of Bay-Vanguard Federal Savings Bank. Bay-Vanguard is headquartered in Baltimore, Maryland, with three other banking offices in the Baltimore metropolitan area and one banking office in Anne Arundel County,

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Maryland. Bay-Vanguard is a full-service, community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.

         Greater Atlantic Financial Corp. conducts its business operations through its wholly-owned subsidiary, Greater Atlantic Bank. GAB offers traditional banking services to customers through six branches located in Rockville and Pasadena, Maryland, and Front Royal, New Market, Reston and South Riding, Virginia.

PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

         This press release contains forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts, but statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

         Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission (the "SEC").


         Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. The Company assumes no obligation to update any forward-looking statements.